UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2013

UNITED STATES BRENT OIL FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34704	27-0925904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 522-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.  Other Events

United States Brent Oil Fund, LP (“USBO”) executed a two-for-one forward unit split for all Unitholders of record as of the close of markets on August 26, 2013. The two-for one forward unit split was payable after the close of markets on August 28, 2013. USBO began trading at its post-split price on August 29, 2013. USBO previously announced the two-for-one forward unit split on August 12, 2013. As a result of the two-for-one unit split, every one pre-split unit of USBO was automatically exchanged for two post-split units. Immediately prior to the two-for-one forward unit split, there were 450,000 units of USBO issued and outstanding, each representing a net asset value (“NAV”) of $89.92. After the two-for-one unit split, the number of issued and outstanding units of USBO increased to 900,000, and the NAV relating to each unit decreased to $44.96. The ticker symbol (“BNO”) and CUSIP number (“91167Q100”) for USBO did not change as a result of the forward unit split.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES BRENT OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner
Date: August 29, 2013	By:	/s/Howard Mah
Name: Howard Mah
Title: Chief Financial Officer